Exhibit 5.1
Cravath, Swaine & Moore llp
Worldwide Plaza

THOMAS R. BROME	PETER S. WILSON	825 Eighth Avenue	JEFFREY A. SMITH	LIZABETHANN R. EISEN
ROBERT D. JOFFE	JAMES C. VARDELL, III	New York, NY 10019-7475	ROBERT I. TOWNSEND, III	DAVID S. FINKELSTEIN
ALLEN FINKELSON	ROBERT H. BARON		WILLIAM J. WHELAN, III	DAVID GREENWALD
RONALD S. ROLFE	KEVIN J. GREHAN		SCOTT A. BARSHAY	RACHEL G. SKAISTIS
PAUL C. SAUNDERS	STEPHEN S. MADSEN		PHILIP J. BOECKMAN	PAUL H. ZUMBRO
DOUGLAS D. BROADWATER	C. ALLEN PARKER	telephone: (212) 474-1000	ROGER G, BROOKS	JOEL F. HEROLD
ALAN C. STEPHENSON	MARC S. ROSENBERG	facsimile: (212) 474-3700	WILLIAM V. FOGG	ERIC W. HILFERS
MAX R. SHULMAN	WILLIAM B. BRANNAN		FAIZA J. SAEED	GEORGE F. SCHOEN
STUART W. GOLD	SUSAN WEBSTER	_________	RICHARD J. STARK	ERIK R. TAVZEL
JOHN E. BEERBOWER	TIMOTHY G. MASSAD		THOMAS E. DUNN	CRAIG F. ARCELLA
EVAN R. CHESLER	DAVID MERCADO	CITYPOINT	JULIE SPELLMAN SWEET	TEENA-ANN V. SANKOORIKAL
PATRICIA GEOGHEGAN	ROWAN D. WILSON	ONE ROPEMAKER STREET	RONALD CAMI	ANDREW R. THOMPSON
MICHAEL L. SCHLER	JOHN T. GAFFNEY	LONDON EC2Y 9HR	MARK I. GREENE	DAMIEN R. ZOUBEK
RICHARD LEVIN	PETER T. BARBUR	TELEPHONE: 44-20-7453-1000	SARKIS JEBEJIAN
KRIS F. HEINZELMAN	SANDRA C. GOLDSTEIN	FACSIMILE: 44-20-7860-1150	JAMES C. WOOLERY
B. ROBBINS KIESSLING	PAUL MICHALSKI		DAVID R. MARRIOTT	SPECIAL COUNSEL
ROGER D. TURNER	THOMAS G. RAFFERTY	WRITER’S DIRECT DIAL NUMBER	MICHAEL A. PASKIN
PHILIP A. GELSTON	MICHAEL S. GOLDMAN	Direct Dial	ANDREW J. PITTS	SAMUEL C. BUTLER
RORY O. MILLSON	RICHARD HALL		MICHAEL T. REYNOLDS	GEORGE J. GILLESPlE, III
FRANCIS P. BARRON	ELIZABETH L. GRAYER		ANTONY L. RYAN	THOMAS D. BARR
RICHARD W. CLARY	JULIE A. NORTH		GEORGE E. ZOBITZ
WILLIAM P. ROGERS, JR.	ANDREW W. NEEDHAM		GEORGE A. STEPHANAKIS
JAMES D. COOPER	STEPHEN L. BURNS		DARIN P. MCATEE	OF COUNSEL
STEPHEN L. GORDON	KATHERINE B. FORREST		GARY A. BORNSTEIN
DANIEL L. MOSLEY	KEITH R. HUMMEL		TIMOTHY G. CAMERON	ROBERT ROSENMAN
GREGORY M. SHAW	DANIEL SLIFKIN		KARIN A. DEMASI	CHRISTINE BESHAR
September 5, 2007
Symetra Financial Corporation
Ladies and Gentlemen:
          We have acted as counsel for Symetra Financial Corpotation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1, as amended (Registration No. 333-144162) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of shares of common stock, par value $0.01 per share of the Company, covering the offer and sale by the selling stockholders listed on Schedule B to the Underwriting Agreement (the “Selling Stockholders”) of shares (the “Secondary Shares”), and, if exercised, the offer and sale by the Selling Stockholders of additional shares (the “Additional Shares”) to the underwriters (the “Underwriters”) pursuant to the terms of the underwriting agreement (the “Underwriting Agreement”) to be executed by the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Lehman Brothers Inc., as Representatives of the Underwriters, and the Selling Stockholders.
          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (a) the Amended and Restated Certificate of Incorporation of the Company, (b) the Amended and Restated Bylaws of the Company and (c) certain resolutions adopted by the board of directors of the Company.
          In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
          Based on the foregoing, we are of opinion that the Secondary Shares and Additional Shares have been duly and validly issued and are fully paid and nonassessable.
          We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. The reference and limitation to “Delaware General Corporation Law” includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very Truly Yours,

/s/ Cravath, Swaine & Moore LLP
Symetra Financial Corporation
     777 108th Avenue NE, Suite 1200
          Bellevue, WA 98004